EXHIBIT 99

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Texas Regional Bancshares, Inc. (“the Company”) on Form 10-K/A for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report, as amended, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report, as amended, fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

/s/ G.E. Roney
Glen E. Roney
Chairman of the Board, President
& Chief Executive Officer

/s/ R.T. Pigott, Jr.
R. T. Pigott, Jr.
Executive Vice President
& Chief Financial Officer